SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 27, 2003

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.    OTHER EVENTS

On May 27, 2003, V.I. Technologies, Inc. (“Vitex”) announced the successful conclusion of its shareholder rights offering at $1.02 per share with total commitments in excess of $14.4 million. The Company will concurrently close the Pall Corporation $4 million equity milestone investment resulting in gross proceeds exceeding $18.3 million. The formal closing for the rights offering and the Pall milestone investment is scheduled to occur within the next two weeks. A copy of the Vitex press release dated May 27, 2003 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits:

99.1    Press Release of V.I. Technologies, Inc. dated May 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: May 27, 2003	By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated May 27, 2003.